Exhibit 10.14

FERRELL COMPANIES, INC.
SUPPLEMENTAL SAVINGS PLAN

AMENDED AND RESTATED EFFECTIVE JANUARY 1, 2010

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TABLE OF CONTENTS

(continued)

		Page

8.1	General	14
8.2	Denials	14
8.3	Notice	14
8.4	Appeals Procedure	14
8.5	Review	14

ARTICLE IX	MISCELLANEOUS PROVISIONS	15

9.1	Amendment	15
9.2	Termination	15
9.3	Successors and Assigns	15

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FERRELL COMPANIES, INC.
SUPPLEMENTAL SAVINGS PLAN

INTRODUCTION

ARTICLE I
GENERAL

1.1          History, Purpose and Effective Date.  Ferrell Companies, Inc. (the “Company”), has heretofore established the Ferrell Companies, Inc. 401(k) Investment Plan (the “Savings Plan”) for its eligible employees.  The Company has also heretofore established this Ferrell Companies, Inc. Supplemental Savings Plan (the “Plan”) to provide certain highly compensated employees of the Company with the opportunity to defer the receipt of compensation and to receive additional retirement income from the Company.  The Plan was amended, restated and continued to comply with section 409A of the Internal Revenue Code of 1986, as amended (the “Code”) effective as of January 1, 2009.  The following provisions constitute an amendment, restatement and continuation of the Plan as in effect immediately prior to January 1, 2010, the “Effective Date” of the Plan as set forth herein.  The Plan is not intended to qualify under section 401(a) of the Code, or to be subject to Part 2, 3 or 4 of Subtitle B of Title I of the Employee Retirement Income Security Act of 1974, as amended (“ERISA”).  It is intended that the provisions of the Plan conform to the requirements of section 409A of the Code and the Plan will be interpreted in all respects in accordance with such requirements.  The provisions of the Plan as set forth herein shall apply from and after the Effective Date with respect to distributions commencing on or after the Effective Date.

1.2          Definitions.  Capitalized terms not otherwise defined in the Plan shall have the meanings set forth in Article II, unless the context plainly requires a different meaning:

1.3          Source of Benefits. The amount of any benefit payable under the Plan will be paid in cash from the general assets of the Company.  The Company’s obligation under the Plan shall be reduced to the extent that any amounts due under the Plan are paid from one or more trusts, the assets of which are subject to the claims of the general creditors of the Company; provided, however, that nothing in this Plan shall require the Company to establish any trust to provide benefits under the Plan.  All amounts payable under the Plan shall be reflected on the accounting records of the Company.  No employee or other individual entitled to benefits under the Plan shall have any right, title or interest whatsoever in any assets of the Company or any of its affiliates or to any investment reserves, accounts or funds that the Company may purchase, establish or accumulate to aid in providing the benefits under the Plan.  Neither an employee nor a beneficiary of an employee shall acquire any interest greater than that of an unsecured creditor of the Company.

1.4          Notices.  Any notice or document required to be given to or filed with the Company, the Administrator or the Committee shall be considered to be given or filed if mailed by registered or certified mail, postage prepaid, to the Secretary of the Company, at the Company’s principal executive offices.  Each Participant and each beneficiary shall file with the Administrator, from time to time, in writing, the post office address of the Participant, the post office address of each of his Beneficiary, and each change of post office address. Any communication, statement or notice addressed to the last post office address filed with the Administrator (or if no such address was filed with the Administrator, then to the last post office address of the Participant or Beneficiary as shown on the Company’s records) shall be binding on the Participant and each Beneficiary for all purposes of the Plan, and neither the Administrator nor the Company shall be obligated to search for or ascertain the whereabouts of any Participant or Beneficiary.

1.5          Applicable Law.  The Plan shall be construed and administered in accordance with the internal laws of the State of Missouri to the extent not superseded by the laws of the United States of America..

1.6          Gender and Number.  Where the context admits, words in any gender shall include any other gender, words in the singular shall include the plural and the plural shall include the singular.

1.7          Action by Company.  Any action required or permitted to be taken under the Plan by the Company shall be by resolution of its board of directors or by a person or persons authorized by its board of directors.

1.8          Severability.  If any provision of the Plan shall be held illegal or invalid for any reason, such illegality or invalidity shall not affect the remaining provisions of the Plan, but the Plan shall be construed and enforced as if such illegal or invalid provision had never been included herein.

1.9          Nonassignment.  No Participant shall have the power to pledge, transfer, assign, anticipate, mortgage or otherwise encumber or dispose of in advance any interest in amounts payable hereunder or any of the payments provided for herein, nor shall any interest in amounts payable hereunder or in any payments be subject to seizure for payment of any Participant’s debts, judgments, alimony or separate maintenance, or be reached or transferred by operation of law in the event of any Participant’s bankruptcy, insolvency or otherwise.

ARTICLE II

DEFINITIONS

Wherever used in the Plan, the following words and phrases shall have the meaning set forth below, unless the context plainly requires a different meaning:

(a)           “Account” means the hypothetical account established on behalf of the Participant, as described in Section 5.1.

(b)           “Administrator” means the person or persons described in Article VII.

(c)           “Beneficiary” means the legal or natural person or persons to whom a Participant’s benefits under the Plan are to be paid if the Participant dies before he receives all of his benefits.  A Participant shall designate the Beneficiary(ies) (which can be designated successively or contingently) and the portion of the Participant’s Vested Account Balance to be paid to each of them by filing a signed beneficiary designation form with the Administrator.  The beneficiary designation form will be effective only when it is filed with the Administrator while the Participant is alive and will cancel all beneficiary designation form filed earlier.  If a deceased Participant failed to designate a beneficiary as provided above, or if the designated beneficiary of a deceased Participant died before him, his benefits shall be paid in accordance with beneficiary designation form then on file for him under the Savings Plan or, if there is no such beneficiary designation form on file (or if all beneficiaries designated under the Savings Plan have died before the Participant), in the following order of priority:  (i) to the Participant’s surviving spouse; or if none, (ii) to the Participant’s children, per stirpes; or if none, (iii) to the Participant’s estate.

(d)           “Board” means the governing body of the Company.

(e)           “Bonus Compensation” means any incentive compensation payable under the Company’s annual bonus plan.

(f)            “Bonus Deferral Election” means an election filed by an eligible employee or Participant pursuant to which the Participant elects to defer receipt of a specified amount of his Bonus Compensation for a Fiscal Year and to have such amount contributed to the Plan as a Deferral Contribution.

(g)           “Code” means the Internal Revenue Code of 1986, as amended from time to time.

(h)           “Committee” means the executive compensation committee of the Board, if any, otherwise, the Board or its designee.

(i)            “Company” means Ferrell Companies, Inc. and any successor thereto.

(j)            “Compensation” means an eligible employee’s base salary, excluding expense reimbursements, fringe benefits, non-cash amounts and any Bonus Compensation.

(k)           “Deferral Contribution” means the amount contributed to the Plan on behalf of a Participant pursuant to his Deferral Election and/or Bonus Deferral Election.

(l)            “Deferral Election” means an election filed by an eligible employee or Participant pursuant to which the Participant elects to defer receipt of a specified amount of his Compensation for a Plan Year and to have such amount contributed to the Plan as a Deferral Contribution.

(m)          “ERISA” means the Employee Retirement Income Security Act of 1974, as amended from time to time.

(n)           “Fiscal Year” means the Company’s fiscal year, which shall be the period commencing on August 1 and ending on the following July 31.

(o)           “Participant” means an eligible employee of the Company who is participating in the Plan in accordance with Article III.

(p)           “Plan” means the Ferrell Companies, Inc. Supplemental Savings Plan, as set forth herein.

(q)           “Plan Year” means the calendar year.

(r)            “Savings Plan” means the Ferrell Companies, Inc. 401(k) Investment Plan.

(s)           “Separation from Service” means a Participant’s termination of employment from the Company and its affiliates which constitutes a “separation from service” within the meaning of Code Section 409A or applicable guidance or regulations thereunder by applying the default provisions thereof.

(t)            “Specified Employee” shall be as defined in accordance with Section 409A and applicable regulations thereunder.

(u)           “Unforeseeable Emergency” means an unforeseeable, severe financial hardship to a Participant resulting from:

(i)            a sudden and unexpected illness or accident of the Participant or his dependent (as defined in Code Section 152(a), without regard to Code Sections 152(b)(1), (b)(2) and (d)(1)(B));

(ii)           loss of the Participant’s property due to casualty (including the need to rebuild a home following damage to the home not otherwise covered by insurance); or

(iii)          other similar extraordinary and unforeseeable circumstances arising as a result of events beyond the control of the Participant.

Neither the need to send a child to college nor the purchase of a home shall constitute an Unforseeable Emergency.  Whether a Participant has an Unforeseeable Emergency shall be determined based on the relevant facts and circumstances of the applicable situation but, in any case, a distribution shall not be considered to be on account of an Unforeseeable Emergency to the extent that the emergency is or may be relieved through reimbursement or compensation from insurance or otherwise or by liquidation of the Participant’s assets (to the extent that the liquidation of such assets would not cause severe financial hardship).  Distributions on account of an Unforeseeable Emergency shall be limited to the amount reasonably necessary to satisfy the emergency need (including amounts necessary to pay any federal, state, local or foreign income taxes or penalties reasonably anticipated to result from the distribution).

(v)           “Valuation Date” means the last business day of each calendar quarter, the date as of which a Participant’s benefits under the Plan are to be determined and such other dates as determined from time to time by the Administrator.

(w)          “Vested Account Balance” means that portion, if any, of a Participant’s Account that is vested, determined as follows:  (i) the portion of a Participant’s Account attributable to Deferral Contributions shall at all times be 100% vested, (ii) the portion of a Participant’s Account attributable to Company Contributions shall be vested as if such contributions were matching contributions that had been made under the provisions of the Savings Plan, and (iii) the portion of a Participant’s Account attributable to Discretionary Contributions shall be vested as determined by the Committee and communicated to the Participant under procedures established by the Administrator at the time such contributions are made.  Notwithstanding any other provision of the Plan to the contrary, if a Participant’s Separation from Service is the result of termination “for cause,” no benefits shall be payable to the Participant under the Plan and his Vested Account Balance shall be zero.  A Participant shall be deemed to have been terminated “for cause” if his Separation from Service occurs as a result of the Participant’s fraud, misappropriation or embezzlement of funds or property of the Company or any of its affiliates.  The Committee shall determine whether a Participant’s Separation from Service is “for cause.”  Unless otherwise determined by the Committee, the following vesting schedule shall apply to Company Contributions and Discretionary Contributions:

Years of Service	Percentage Vested
Less than 1	0%
1 but less than 2	20%
2 but less than 3	40%
3 but less than 4	60%
4 but less than 5	80%
5 or more	100%

ARTICLE III
ELIGIBILITY AND PARTICIPATION

3.1                               Eligibility.  The Committee shall designate from time to time those employees of the Company who shall participate in the Plan for any Plan Year (or, with respect to deferrals of Bonus Compensation, any Fiscal Year); provided, however, that such employees must be eligible to make pre-tax contributions to the Savings Plan for the Plan Year or Fiscal Year, as applicable, and must be members of a select group of management or highly compensated employees, as such group is described in Sections 201(2), 301(a)(3), and 401(a)(1) of ERISA.

3.2                               Participation.  An eligible employee of the Company shall become a “Participant” in the Plan on the first day of the first Plan Year (or, with respect to Bonus Compensation, the Fiscal Year) following the date that he is first designated as an eligible employee by the Committee and for which the Participant has in effect a Deferral Election or Bonus Deferral Election, as applicable, or, if earlier, the date on which Discretionary Contributions are credited to his Account under the Plan.  The participation of any Participant may be suspended or terminated by the Committee at any time, but no such suspension or termination shall become effective prior to the first day of the next Plan Year (or, with respect to deferrals of Bonus Compensation, the first day of the next Fiscal Year) or shall operate to reduce the balance in the Participant’s Account as of the Valuation Date that preceded or coincides with the date of such suspension or termination without such Participant’s consent.  An employee shall cease to be a Participant when he has a Separation from Service and the balance in his Account has been distributed under the terms of the Plan.

3.3                               Plan Not Contract of Employment.  The Plan does not constitute a contract of employment, and nothing in the Plan will give any Participant either the right to be retained in the employ of the Company or any of its affiliates, or any right or claim to any benefit under the Plan, except to the extent specifically provided under the terms of the Plan.

ARTICLE IV

CONTRIBUTIONS

4.1                               Deferral Election and Bonus Deferral Election Procedures.

(a)                        Each eligible employee or Participant may file a Deferral Election for the portion of the Participant’s Compensation (not to exceed 25 percent unless otherwise provided by the Administrator) that shall be credited to his Account in accordance with Article V for any Plan Year.  Each eligible employee or Participant may file a Bonus Deferral Election for the portion of the Participant’s Bonus Compensation (not to exceed 25 percent unless otherwise provided by the Administrator) that shall be credited to his Account in accordance with Article V for any Fiscal Year.

(b)                       A Deferral Election shall be properly completed, executed and delivered to the Administrator prior to the first day of the Plan Year for which the Deferral Election is to be effective and shall be irrevocable as of the December 31 of the year prior to the Plan Year for which it is to be effective (or such earlier date specified by the Administrator).  No Deferral Elections for a Plan Year will be accepted after December 31 of the preceding Plan Year.  No more than one Deferral Election may be entered into with respect to a Plan Year.

(c)                        A Bonus Deferral Election shall be properly completed, executed and delivered to the Administrator prior to the first day of the Fiscal Year for which the Bonus Deferral Election is to be effective and shall be irrevocable as of the last day of the Fiscal Year preceding the Fiscal Year for which it is to be effective (or such earlier date specified by the Administrator).  No Bonus Deferral Elections for a Fiscal Year will be accepted after the last day of the preceding Fiscal Year.  No more than one Bonus Deferral Election may be entered into with respect to a Fiscal Year.

(d)                       Each Deferral Election shall expire as of the last day of the Plan Year to which it relates and a new Deferral Election will be required for each Plan Year.  Each Bonus Deferral Election shall expire as of the last day of the Fiscal Year to which it relates and a new Bonus Deferral Election will be required for each Fiscal Year.  Once a Deferral Election has become effective and irrevocable for a Plan Year, any modification or revocation thereof shall not become effective until the first day of the first Plan Year following the date of such modification or revocation except as otherwise specifically provided in the Plan, and (ii) once a Bonus Deferral Election has become effective and irrevocable for a Fiscal Year, any modification or revocation thereof shall not become effective until the first day of the first Fiscal Year following the date of such modification or revocation except as otherwise specifically provided in the Plan.

4.2                               Company Contributions.  Subject to such limitations as the Committee may from time to time impose, if a Participant has filed (i) a Deferral Election under the Plan for a Plan Year or (ii) a Bonus Deferral Election under the Plan for the Fiscal Year that ends with or within a Plan Year, the, for such Plan Year, the Participant’s Account shall be credited with a “Company Contribution” equal to:

(a)                        50% of the sum of the Participant’s salary deferrals under the Savings Plan for such Plan Year plus the Participant’s Deferral Contributions for such Plan Year (including Deferral Contributions attributable to the Participant’s Bonus Deferral Election for the Fiscal Year that ends with or within such Plan Year) under the Plan that, in the aggregate, do not exceed eight percent of the sum of the Participant’s Compensation and Bonus Compensation for such Plan Year (with the Bonus Compensation being equal to the Bonus Compensation payable to the Participant for the Fiscal Year that ends with or within the Plan Year);

MINUS

(b)                       the amount of matching contributions made on the Participant’s behalf under the Savings Plan for such Plan Year.

Notwithstanding the foregoing provisions of this Section 4.2, in no event will a Participant be entitled to Company Contributions under the Plan for a Plan Year unless the Participant has made the maximum permitted salary deferrals to the Savings Plan for such Plan Year.

4.3                               Discretionary Contributions.  The Company, in its sole discretion, may cause the Administrator to credit an additional amount (a “Discretionary Contribution”) to a Participant’s Account for any Plan Year.  Notwithstanding the foregoing, in no event shall a Discretionary Contribution be an offset to or in lieu of any other payment or benefit to which the Participant already has a legally binding right at the time of such contribution and, to the extent that the Discretionary Contribution is to be made only if the Participant made contributions to the Savings Plan, such contribution shall be made for a Plan Year only if the Participant has made the maximum permitted salary deferrals to the Savings Plan for such Plan Year.

ARTICLE V
ACCOUNTS AND ACCOUNTING

5.1                               Accounts.  The Administrator shall establish and maintain one or more Accounts for each Participant, consisting of Deferral Contributions, Company Contributions and Discretionary Contributions made on behalf of the Participant in accordance with Article IV. All amounts credited to a Participant’s Account shall be credited solely for purposes of accounting and computation, and they shall remain assets of the Company subject to the claims of the Company’s general creditors.  A Participant shall have no interest in or right to such Account at any time.

5.2                               Valuation of Accounts.  The value of a Participant’s Account shall be determined as of each Valuation Date by the Administrator in the following manner:

(a)                        first, adjust the Account balance for the applicable gains, losses, earnings and expenses, in accordance with Section 5.3;

(b)                       then, the Participant’s Account shall be credited with the amount of any Deferral Contributions to be credited in accordance with Section 4.1, the amount of Company Contributions to be credited in accordance with Section 4.2 and the amount of any Discretionary Contributions to be credited in accordance with Section 4.3, in each case that have not previously been credited; and

(c)                        then, the Participant’s Account shall be charged with the amount of any distributions under the Plan with respect to that Account that have not previously been charged.

All allocations to, adjustments of and deductions from a Participant’s Account under this Section 5.2 shall be deemed to have been made on the applicable Valuation Date, in the order of priority set forth in this Section 5.2, even though actually determined at a later date.

5.3                               Adjustment of Accounts for Earnings.  The amounts credited to a Participant’s Account in accordance with Section 5.2 shall be adjusted as of each Valuation Date to reflect the value of an investment equal to the Participant’s Account balance in one or more assumed investments that the Committee offers from time to time, and which the Participant directs the Committee to use for purposes of adjusting his Account. The Committee shall retain overriding discretion over the selection of investment vehicles, and the Committee may change, alter or modify its investment policy as it deems appropriate from time to time.

ARTICLE VI

PAYMENT OF BENEFITS

6.1                               Entitlement to Benefit Payments.  Upon a Participant’s Separation from Service, the Participant shall be entitled to payment of his Vested Account Balance, payable by the Company in the form set forth in Section 6.2.  Any portion of the Participant’s Account that is not vested as of the date of his Separation from Service shall be forfeited and neither the Participant nor any other person shall have any right thereto.

6.2                               Payment of Benefits.  Subject to the terms and conditions of the Plan. payment of a Participant’s Vested Account Balance shall be paid to him in a lump sum within ninety (90) days following his Separation from Service. If the Participant’s Separation from Service occurs on account of his death, payment of his Vested Account Balance shall be made to his Beneficiary in a lump sum within ninety (90) days following the Participant’s death.

6.3                               Hardship Withdrawals.  The Administrator may, pursuant to rules adopted by it and applied in a uniform manner, accelerate the date of distribution of a Participant’s Vested Account Balance because of an Unforeseeable Emergency at any time.  Distributions on account of an Unforeseeable Emergency shall be limited to the amount reasonably necessary to satisfy the emergency need (including amounts necessary to pay any federal, state, local or foreign income taxes or penalties reasonably anticipated to result from the distribution).  Distribution pursuant to this Section 6.3 of less than the Participant’s entire Vested Account Balance shall be made pro rata from his assumed investments according to the balances in such investments.  Subject to the foregoing, payment of any amount with respect to which a Participant has filed a request under this Section 6.3 shall be made in a lump sum as soon as practicable (but in no event more than ninety (90) days) after approval of such request by the Administrator.

6.4                               Specified Employees.  If a Participant is a Specified Employee at the time of his separation from service, payment of the Participant’s Vested Account Balance shall be made on the earlier of (a) on the later of (i) the date otherwise scheduled for such payment or (ii) the first day of the seventh month following such separation from service or (b) the date of the Participant’s death.  Any payment under this Section 6.4 shall be made as soon as practicable after the date specified but in no later than ninety (90) days after such date.

6.5                               Accelerated Distribution.  If the Plan fails to meet the requirements of Code Section 409A with respect to any Participant, the Participant will receive a distribution equal to the amount required to be included in income as a result of the failure but in no event greater than his Vested Account Balance.

6.6                               Withholding for Tax Liability.  The Company may withhold or cause to be withheld from any payment of benefits made pursuant to the Plan or any Deferral

Contributions to be credited under the Plan any taxes required to be withheld with regard to such payment or contribution.  Notwithstanding the foregoing, withholding of Deferral Contributions under the Plan shall be limited to (a) the amount required to pay the tax imposed by the Federal Insurance Contributions Act (“FICA”) under sections 3101, 3121(a) and 3121(v)  on compensation deferred under the Plan (the “FICA Amount”), and (b) income tax imposed under section 3401  or the corresponding withholding provisions of applicable state, local or foreign tax laws as a result of the payment of the FICA Amount and to pay the additional income tax attributable to the pyramiding of wages under section 3401 and taxes.  Notwithstanding the foregoing, the total amount of withholding pursuant to the preceding sentence shall not exceed the aggregate FICA Amount and the income tax withholding related to such FICA Amount.

6.7                               Incapacity.  If any person to whom a benefit is payable under the Plan is an infant, or if the Administrator determines that any person to whom such benefit is payable is incompetent by reason of physical or mental disability, the Administrator may cause the payments becoming due to such person to be made to another for his benefit.  Payments made pursuant to this Section 6.7 shall, as to such payment, operate as a complete discharge of the Plan, the Company, the Committee and the Administrator.

ARTICLE VII

ADMINISTRATION

7.1                               General.  The Administrator shall be the Committee, or such other person or persons as designated by the Board.  Except as otherwise specifically provided in the Plan, the Administrator shall be responsible for the administration of the Plan.  The Administrator shall be the “named fiduciary,” within the meaning of Section 402(c)(2) of ERISA.

7.2                               Administrative Rules.  The Administrator may adopt such rules of procedure as it deems desirable for the conduct of its affairs, except to the extent that such rules conflict with the provisions of the Plan.

7.3                               Duties.  The Administrator shall have the following rights, powers and duties:

(a)                        The decision of the Administrator in matters within its jurisdiction shall be final, binding and conclusive upon each Participant and upon any other person affected by such decision, subject to the claims procedure hereinafter set forth.

(b)                       The Administrator shall have the duty and authority to conclusively interpret and construe the provisions of the Plan; to decide any question which may arise regarding the rights of employees, Participants and beneficiaries, and the amounts of their respective interests; to adopt such rules and to exercise such powers as the Administrator may deem necessary for the administration of the Plan; and to exercise any other rights, powers or privileges granted to the Administrator by the terms of the Plan.

(c)                        The Administrator shall maintain full and complete records of its decisions. Its records shall contain all relevant data pertaining to the Participants and their rights and duties under the Plan.  The Administrator shall have the duty to maintain Account records of all Participants.

(d)                       The Administrator shall cause the principal provisions of the Plan to be communicated to the Participants, and a copy of the Plan and other documents shall be available at the principal office of the Company for inspection by the Participants at reasonable times determined by the Administrator.

(e)                        The Administrator shall periodically report to the Committee with respect to the status of the Plan.

ARTICLE VIII

CLAIMS PROCEDURE

8.1                               General.  Any claim for benefits under the Plan shall be filed with the Administrator by a Participant or beneficiary (a “claimant”) on the form prescribed for such purpose by the Administrator.

8.2                               Denials.  If a claim for benefits under the Plan is wholly or partially denied, notice of the decision shall be furnished to the claimant by the Administrator within a reasonable period of time after receipt of the claim by the Administrator (but in no event more than ninety (90) days thereafter).

8.3                               Notice.  Any claimant who is denied a claim for benefits shall be furnished written notice setting forth:

(a)                        The specific reason or reasons for the denial;

(b)                       Specific reference to the pertinent provision of the Plan upon which the denial is based;

(c)                        A description of any additional material or information necessary for the claimant to perfect the claim; and

(d)                       An explanation of the claim review procedure under the Plan.

8.4                               Appeals Procedure.  In order that a claimant may appeal a denial of a claim, the claimant or the claimant’s duly authorized representative may:

(a)                        Request a review by written application to the Administrator, or its designee, no latex than sixty (60) days after receipt by the claimant of written notification of denial of a claim;

(b)                       Review pertinent documents; and

(c)                        Submit issues and comments in writing.

8.5                               Review.  A decision on review of a denied claim shall be made not later than sixty (60) days after receipt of a request for review, unless special circumstances require an extension of time for processing, in which case a decision shall be rendered within a reasonable period of time, but not later than one hundred and twenty (120) days after receipt of a request for review.  The decision on review shall be in writing and shall include the specific reasons for the decision and specific references to the pertinent provisions of the Plan on which the decision is based.

ARTICLE IX

MISCELLANEOUS PROVISIONS

9.1                               Amendment.  The Company reserves the right to amend the Plan, in any manner that it deems advisable, by a resolution of the Board.  No amendment shall, without a Participant’s consent, adversely affect the amount of that Participant’s Vested Account Balance at the time the amendment becomes effective or the right of that Participant to receive a distribution of his Vested Account Balance.

9.2                               Termination.  The Company reserves the right to terminate the Plan at any time.  No termination shall, without a Participant’s consent, adversely affect the amount of that Participant’s Vested Account Balance prior to the termination or the right of that Participant to receive a distribution of his Vested Account Balance.  No termination of the Plan shall result in an acceleration of distribution of a Participant’s benefits under the Plan except to the extent permitted under Code Section 409A.

9.3                               Successors and Assigns.  The provisions of the Plan are binding upon and inure to the benefit of the Company and its successors and assigns, and to each Participant and his beneficiaries, heirs, legal representatives and assigns.